UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2010

CYCLACEL PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500 Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Change in Control Agreement

On December 10, 2010, the board of directors of Cyclacel Pharmaceuticals, Inc. (the “Company”), at the recommendation of the Company’s Compensation and Organization Development Committee (the “Committee”), approved the Change in Control Agreement (the “CIC Agreements”) to be entered into by and between the Company and Dr. Judy Chiao, the Company’s Vice President, Clinical Development and Regulatory Affairs.

In the event of a Change in Control (as defined below) of the Company, and Dr. Chiao’s employment with the continuing or surviving company (the “Controlling Company”) is terminated (including if Dr. Chiao voluntarily terminates her employment for Good Reason, as defined below) at any time within six months following the effective date of a Change in Control, unless such termination is For Cause, death, disability or Dr. Chiao voluntarily leaves without Good Reason (as each such term is defined below), Dr. Chiao will be entitled to receive the following benefits from the Controlling Company in lieu of any further salary and bonus payments to Dr. Chiao for certain periods subsequent to the date of termination in consideration for Dr. Chiao’s execution and delivery of a general release in favor of the Controlling Company:

•	payment by the Controlling Company of a lump sum severance payment equal to Dr. Chiao’s annual salary for a period of twelve months from the date of termination;

•	payment by the Controlling Company of all unpaid, accrued vacation through the date of termination;

•	all options to purchase shares of the Company’s common stock held by Dr. Chiao shall be vested and exercisable for twelve months following the effective date of the Change in Control; and

•
the Controlling Company shall arrange coverage for Dr. Chiao and her dependents, as the case may be, under medical care and life insurance benefit plans substantially similar to those which Dr. Chiao and her dependents were entitled immediately prior to the effective date of the Change in Control for a period of up to twelve months after the effective date of the Change in Control, subject to certain exceptions as set forth in more detail in the CIC Agreement.

Under the terms of the CIC Agreement, a “Change in Control” shall be deemed to have taken place in the event:

•
any consolidation or merger of the Company is consummated in which Company is not the continuing or surviving corporation or pursuant to any transaction in which shares of the Company’s capital stock are converted into cash, securities or other property, or any sale, lease, exchange or other transfer in one transaction or a series of transactions contemplated or arranged by any party as a single plan of all or substantially all of the assets of the Company, or the approval of a plan of complete liquidation or dissolution of the Company adopted by the stockholders of the Company;

•
any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall, after the date of the CIC Agreement, become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the voting power of all then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of the board of directors (the “Board”); or

•
individuals who, at the date of the CIC Agreement, constitute the entire Board and any new directors whose election by the Board, or whose nomination for election by the Company’s stockholders, shall have been approved by a vote of at least a majority of the directors then in office who either were directors as of such date or whose election or nomination for election shall have been so approved shall cease for any reason to constitute a majority of the members of the Board.

Dr. Chiao’s employment shall have been terminated “For Cause” if the Controlling Company shall have terminated Dr. Chiao as a result of: (A) improper conduct, consisting of any willful act or omission with the intent of obtaining, to the material detriment of the Controlling Company, any benefit to which Dr. Chiao would not otherwise be entitled; (B) gross negligence, consisting of wanton and reckless acts or omissions in the performance of Dr. Chiao’s duties to the material detriment of the Controlling Company; (C) addiction to drugs or chronic alcoholism; or (D) any conviction of, or plea of nolo contendere to, a crime (other than a traffic violation) under the laws of the United States or any political subdivision thereof, subject to certain requirements, as set forth in more detail in the CIC Agreement.

Dr. Chiao shall be deemed to have terminated her employment for “Good Reason” if the Controlling Company (A) materially reduces Dr. Chiao’s duties, responsibilities or authority commensurate with his or her position immediately prior to the effective date of the Change in Control; (B) reduces Dr. Chiao’s base salary in effect immediately prior to the effective date of the Change of Control; (C) requires Dr. Chiao to relocate to another office more than 50 miles of her office location immediately prior to the effective date of the Change of Control, subject to certain exceptions, as more fully set forth in detail in the CIC Agreement; or (D) fails to offer Dr. Chiao all material benefits offered to all other employees of the Controlling Company, and the Controlling Company fails to correct or cure the acts giving rise to the termination of Dr. Chiao’s employment for “Good Reason,” after receipt of Dr. Chiao’s notice of such acts.

The foregoing description of the CIC Agreement is qualified in its entirety by reference to the provisions of the CIC Agreement, the form of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Employment Agreement Renewals

On December 10, 2010, the board of directors of the Company also approved, at the recommendation of the Committee, the renewal of the employment agreements (each, an “Employment Agreement”) of Spiro Rombotis, the President and Chief Executive Officer of the Company, and Paul McBarron, the Executive Vice President, Finance, Chief Financial Officer and Chief Operating Officer of the Company.

The terms of Mr. Rombotis’s Employment Agreement, which were previously disclosed under cover of a Current Report on Form 8-K filed on March 21, 2008, remain unchanged, except: (i) the term has been extended for another three years, to December 31, 2013; (ii) his base salary has been increased by 3% to $490,383; and (iii) certain technical changes were made to comply with final regulations issued under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) and similar regulations.

The terms of Mr. McBarron’s Employment Agreement, which were previously disclosed under cover of a Current Report on Form 8-K filed on April 2, 2008, remain unchanged, except: (i) the term has been extended for another three years, to December 31, 2013; and (ii) his base salary has been increased by 3% to £192,955.

Item 9.01 Financial Statements and Exhibits.

      (d)  Exhibits.

Exhibit Number	Description

10.1	Form of Change in Control Agreement by and between Cyclacel Pharmaceuticals, Inc. and Dr. Judy Chiao

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

By:	/s/ Paul McBarron
Name: Paul McBarron Title: Executive Vice President—Finance, Chief Financial Officer and Chief Operating Officer

Date: December 14, 2010

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